Exhibit 10.1

GOOGLE SEARCH AND ADVERTISING SERVICES AGREEMENT1

This Google Search and Advertising Services Agreement (“GSA”) is entered into by Google Ireland Limited, whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and AVG Technologies CY Limited whose principal place of business is at Arch. Makariou III, 2-4 Capital Center, 9th Floor, 1505 Nicosia, Cyprus (“Company”) and is effective from 1 October 2010 (“GSA Effective Date”).

INTRODUCTION

(A)	Google and Company have agreed that Google will provide certain of its search and advertising related services to Company, as listed in one or more Order Forms.

(B)	Each Order Form will form a separate (and separately terminable) agreement between Company and Google on the terms contained in the Order Form and in this GSA.

AGREED TERMS

1.	Definitions

1.1	In this GSA and any Order Form(s):

“Ad” means an advertisement forming part of an Ad Set;

“Ad Revenues” means the AdSense Revenues and ADX Revenues;

“Ad Set” means a set of one or more advertisements provided through the applicable Advertising Services;

“Advertising Services” means the AdSense Services and/or the ADX Services (if ordered);

“AdSense Revenues” means, for each of the AdSense Services, for any period during the Term, revenues that are recognised by Google (in accordance with US Generally Accepted Accounting Principles) and attributed to Ads displayed to End Users in that period in accordance with the applicable Agreement;

“AdSense Services” means the AdSense services listed on the front pages of the applicable Order Form;

“AdSense Site” means, for the AdSense Services, the web site(s) located at the URL(s) listed on the front pages of the applicable Order Form in the AdSense Services section, together with any additional URL(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“ADX” means Google Doubleclick Ad Exchange;

“ADX Guidelines” means the guidelines applicable to the ADX Services, as provided by Google to Company from time to time;

[1]

Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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“ADX Revenues” means, for the ADX Services, for any period during the Term, revenues that are recognised by Google and attributed to Ads displayed to End Users in that period in accordance with the applicable Agreement;

“ADX Services” means the ADX services listed on the front pages of the applicable Order Form;

“ADX Site” means the website(s) located at the URL(s) submitted by Company in writing to Google or through the ADX user interface, together with additional URL(s) submitted to Google from time to time under clause 6.3(a) of this GSA;

“AFC” means the provision of content and/or placement targeted hyperlinked advertisements via Google’s AdSense for Content service under the applicable Agreement;

“AFS” means the provision of keyword targeted hyperlinked advertisements via Google’s AdSense for Search Service under the applicable Agreement;

“Agreement” means an agreement between Company and Google on the terms contained in the applicable Order Form and this GSA;

“Approved Client Application” means, for each of the Services, any application, plug-in, helper, component or other executable code that runs on a user’s computer and is approved for the purpose of accessing those Services, as stated in the applicable Order Form or as otherwise agreed between the parties from time to time in writing;

“Confidential Information” means information disclosed by (or on behalf of) one party to the other party under this GSA or any Agreement, which information is marked as confidential or, from its nature, content or the circumstances in which it is disclosed, might reasonably be supposed to be confidential. It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient without use of or reference to the disclosing party’s Confidential Information or that was lawfully given to the recipient by a third party on a non-confidential basis;

“Client ID” means an alphanumeric code as provided by Google to Company from time to time to be used to identify each Request;

“Company Content” means any content served by or on behalf of Company to End Users that is not provided by Google directly or through Results;

“Company Partner” means, in respect of the ADX Site(s): (i) the owner (if not Company) of those Sites (if Company is not the owner of the ADX Site(s)); (ii) the third party with which Company is co-branding the ADX Site(s); or (iii) the third party for which Company is providing the Site on a white label basis;

“End Users” means individual human end users of a Site, Approved Client Application or Feed;

“Equivalent Ads” means any advertisements that are the same as or substantially similar in nature to the AFS Ads provided by Google under any Agreement.

“Feed” means any RSS, or variant, feed containing content from a Site as made available by the Company from time to time;

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“Google Brand Features” means Google’s trade names, trademarks, logos and other distinctive brand features;

“Google Branding Guidelines” means the then-current brand treatment guidelines applicable to the AdSense Services and Search Services which may be found at the following URL: http://www.google.com/wssynd/02brand.html (or such other URL Google may provide from time to time);

“Google Program Guidelines” means the policy and implementation guidelines applicable to the AdSense Services and Search Services, the current version of which (as at the GSA Effective Date) is entitled “Google Program Guidelines – revised June 08 2010” and which has been provided to Company prior to the GSA Effective Date, and any revised version of such guidelines as may subsequently be notified to Company by Google from time to time;

“Google Technical Protocols” means the Google technical protocols and other technical requirements and specifications applicable to the Services the current version of which (as at the GSA Effective Date) are entitled “WebSearch Protocol Reference – Revised January 29 2010” and “AFS JavaScript Protocol Reference – Revised April 28 2010” and which have been provided to Company prior to the GSA Effective Date, and any revised version of such protocols, requirements and specifications as may subsequently be notified to Company by Google from time to time;

“Group Company” means in relation to each of the parties, any corporate body that (directly or indirectly) controls, is controlled by or is under common control with that party;

“Intellectual Property Rights” means all copyright, moral rights, patent rights, trade marks, rights in or relating to databases, rights in or relating to confidential information and any other intellectual property rights (registered or unregistered) throughout the world;

“Net AdSense Revenues” means, for each of the AdSense Services, for any period during the Term, AdSense Revenues for that period minus [***]

“Order Form” means a fully executed Google order form which incorporates this GSA;

“Request” means a request from Company or an End User to Google for a Search Results Set and/or an Ad Set (as applicable);

“Results” means Search Results Sets, Search Results, Ad Sets and/or Ads;

“Results Page” means any Site page, or page forming the content in a Feed, which contains any Results;

“Search Box” means a search box or other means approved by Google for the purpose of sending search queries to Google as part of a Request;

“Search Query” means a search query submitted directly on the Site or through any Approved Client Application by an End User by way of a Search Box;

“Search Result” means a search result forming part of a Search Results Set;

“Search Results Set” means a set of one or more search results provided through the applicable Search Services;

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“Search Services” means the search services listed on the front pages of the applicable Order Form;

“Search Site” means, for the Search Services, the web site(s) located at the URL(s) listed on the front pages of the applicable Order Form in the Search Services section, together with any additional URL(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“Services” means the Advertising Services and/or Search Services (as applicable);

“Site” means, the Search Site(s), the AdSense Site(s) and/or the ADX Site(s), as applicable;

“Term” means the term as stated in the applicable Order Form; and

“Valid Request” means a Request received by Google which: (i) contains the applicable Client ID; (ii) conforms to the applicable Google Technical Protocols; (iii) is not generated by any automated, deceptive, fraudulent or other invalid means (including robots, macro programs, and internet agents) as reasonably determined by Google.

1.2	The words “include” and “including” will not limit the generality of any words preceding them.

2.	Implementation Requirements

2.1	Launch of the AdSense Services and Search Services

(a)	The parties will each use their reasonable endeavours to launch the AdSense Services and Search Services into live use within [***] from the effective date of the applicable Order Form. [***]

(b)	Company will not put its implementation of the AdSense Services and Search Services for a Site into live use (or any amended implementation pursuant to clause 6.2a or b) until Google has notified Company that the implementation for that Site is approved (this approval not to be unreasonably withheld or delayed).

2.2	Implementation

(a)	Implementation of Services on a Site, Approved Client Application or through a Feed is conditional on Company or, in the case of ADX Services, on Company or Company Partner:

(i)	being the technical and editorial decision maker in relation to each page, including Results Pages, on which the Services are implemented; and

(ii)	having control over the way in which the Services are implemented on each of those pages;

(b)	Company will ensure that the AdSense Services and Search Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols;

(ii)	the applicable Google Branding Guidelines;

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(iii)	the applicable Google Program Guidelines; and

(iv)	the mock ups and specifications for such AdSense Services and Search Services set out in the schedules to the applicable Order Form, unless otherwise approved by Google or permitted in accordance with clause 6.2(a), (b) or (c).

If there is any conflict between: (a) the items listed in 2.2(b)(i), (ii) and (iii) (collective, the “Google Guidelines”) as of the Effective Date; and (b) the mock ups and specifications referred to in 2.2(b)(iv) (collectively, the “Mockups”), then the Mockups will take precedence over the Google Guidelines. [***]

(c)	Company will ensure that the ADX Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols; and

(ii)	the ADX Guidelines.

2.3	Requests

(a)	Google will:

(i)	for each Valid Request received by it, where available provide a Search Results Set and an Ad Set (as applicable);

(ii)	[***]

(iii)	within [***] of the end of each month during the Term, make available to Company Search Services and/or Advertising Services revenue and usage reports (as applicable) in such form and manner as Google generally makes such reports available at that time.

(b)	Company will:

(i)	ensure that every Search Query generates a Request containing that Search Query;

(ii)	ensure that all Requests are sent to Google without editing, modifying or filtering the Requests or any Search Queries contained in the Requests individually or in the aggregate; and

(iii)	display the Search Results Sets and/or Ad Sets (as applicable) on the applicable Site or as part of the applicable Feed.

3.	Support Services

For each Agreement, Google will provide technical support services to Company during the applicable Term in accordance with Google’s technical support guidelines as notified to Company by Google from time to time. Google will not provide any technical support services in relation to any features which are identified by Google as “Beta” or unsupported in Google’s technical documentation from time to time.

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4.	Policy and Compliance Obligations

4.1	Company will not, and will not knowingly or negligently allow any third party to:

(a)	modify, obscure or prevent the display of all, or any part of, any Results;

(b)	edit, filter, truncate, append terms to or otherwise modify any Search Query;

(c)	save as set out in an Order Form, implement any click tracking or other monitoring of Results;

(d)	display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(e)	interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(f)	display any content between any Results and any page accessed by clicking on those Results or place any interstitial content immediately before any Results Page containing any Search Results;

(g)	save as set out in an Order Form, enter into any type of co-branding, white labeling or sub-syndication arrangement with any third party in connection with any Results or Ad revenue (including any arrangement under which a third party pays to or receives from Company any fees, revenue share or other amounts in return for the display of Results), except that Company may enter into an arrangement with a Company Partner in accordance with the relevant Agreement where the ADX Services are implemented on the ADX Site(s) of that Company Partner;

(h)	directly or indirectly: (i) offer incentives to End Users to generate Requests or clicks on Results; (ii) fraudulently generate Requests or clicks on Results; or (iii) modify Requests or clicks on Results;

(i)	“crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including any Results);

(j)	display on any Site, Approved Client Application or Feed, any content that violates or encourages conduct that would violate any applicable laws, any third party rights, the Google Program Guidelines or Google Technical Protocols applicable to the AdSense Services or Search Services, or the ADX Guidelines applicable to the ADX Services, as notified to Company by Google from time to time;

(k)	send Requests to Google which are not Valid Requests; or

(l)	provide End Users with access (directly or indirectly) to any Results or Services using any application, plug-in, helper, component or other executable code that runs on a user’s computer, other than an Approved Client Application.

4.2	Google may generate a reasonable number of Requests or make a reasonable number of uncompensated clicks on any Results at any time to check that that the Services continue to be implemented in accordance with the applicable Agreement and are functioning well.

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5.	Compliance

5.1	Company will not knowingly or negligently allow any use of or access to the Services through any Site, Approved Client Application or Feed which is not in compliance with the terms of the applicable Agreement or not otherwise approved by Google. Company will use its reasonable endeavours to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use. Notwithstanding clause 15.2, if Company is in noncompliance with this GSA or any Agreement at any time [***], Google may [***], with notice to Company, suspend provision of all (or any part of) the applicable Services until Company implements adequate corrective modifications as reasonably required and determined by Google. [***]

5.2	Company will procure that Company Partner uses, or accesses the ADX Services, including Results, in accordance with this GSA and any Agreement, as if Company’s obligations in this GSA and any Agreement were obligations on Company Partner. Company will not provide Company Partner with access to the ADX user interface. Company accepts full liability for the actions and/or inactions of the Company Partner as if such actions and/or inactions were Company’s own.

6.	Changes and Modifications

6.1	By Google

(a)	If Google modifies any Google Branding Guidelines, Google Program Guidelines, Google Technical Protocols or ADX Guidelines and the modification requires action by Company then, subject to clause 6.2(e), Company will complete the necessary action no later than [***] from receipt of notice from Google of the modification.

6.2	By Company

(a)	Unless approved in writing in advance by Google, Company will not make any changes in relation to:

(i)	the display or implementation of the Search Box, including changes to the format, size or placement of the Search Box;

(ii)	the display of Search Results Sets, Search Results, AFC Ad Sets or AFC Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable;

(iii)	the display of Equivalent Ads, AFS Ad Sets or AFS Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable; or

(iv)	the use of any Google Brand Features or other attribution or similar wording;

[***]

(b)

Where Company requests approval pursuant to clause 6.2(a)(iii) above, Google may only withhold its approval on grounds that the proposed change would be in breach of the applicable Agreement or the Google Branding Guidelines and Google may not withhold its approval on purely commercial grounds. If Google does not respond to any such request for approval within [***] of receipt from

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Company, such approval shall be deemed given by Google. Notwithstanding the foregoing, Company shall at all times comply with the requirements of clause 7.2(b).

(c)	Subject to clauses 6.2(a) and (b), Company may update the design and content of any Site, Approved Client Application or Feed in a manner consistent with its obligations under this Agreement.

(d)	Company will provide Google with at least [***] advance notice of any change in code or serving technology that could reasonably be expected to affect use of the Services.

(e)	If a fault in Company’s implementation of the Services (or any of them) could cause or is causing an interruption or degradation of the Services (or any of them), Company will make the required fixes or changes as soon as reasonably possible.

6.3	Site List Changes

(a)	Company may notify Google from time to time that it wishes to add additional URLs to those comprising the AdSense Site(s) or Search Site(s), such notification to be sent to Google at least [***] (or such shorter period as Google may agree) before Company wishes the addition to take effect. Google may approve or disapprove the request at its reasonable discretion, this approval or disapproval to be in writing.

(b)	Company may notify Google from time to time that it wishes to add additional URLS or remove URL(s) to those comprising the ADX Site(s) by either sending notice to Google or adding or removing the URL(s) through the ADX user interface.

(c)	If there is any change in control of any Site or Feed (such that the conditions set out in clause 2.2 (a) are not met):

(i)	Company will notify Google at least [***] in advance of the change;

(ii)	unless the entire applicable Agreement is assigned to a third party in accordance with clause 16.3, from the date of such change that Site or Feed will be treated as removed from the applicable Order Form and Company will ensure that from that date the Services are no longer implemented on that Site or through the applicable Feed(s).

6.4	Testing

[***]

7.	Similar Services

WebSearch Services and AdSense for Content

7.1	[***]

AdSense for Search

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7.2	[***]

General

7.3	Subject to clauses 7.1 and 7.2, Company may display its own or third party advertisements anywhere on any page of any Site, through any Approved Client Application or as part of any Feed.

8.	Intellectual Property Rights

8.1	Except to the extent expressly stated otherwise in this GSA or any Agreement, neither party will acquire any right, title, or interest in any Intellectual Property Rights belonging to the other party, or the other party’s licensors.

8.2	Company (or its licensors) shall own all Intellectual Property Rights in and to the Site, the Approved Client Application and the Company Content (and in any derivative works, developments, modifications or enhancements thereof). Google shall own all Intellectual Property Rights in the Services (and in any derivative works, developments, modifications or enhancements thereof).

8.3	Subject to clause 8.1 and 8.2, Company shall own all Intellectual Property Rights in all information and data collected by Company through the Site and the Approved Client Application (including any information collected by Company in relation to human end user of the Services). Google shall own all Intellectual Property Rights in all information and data it collects and receives in connection with the provision of the Services.

9.	Trade mark licence

9.1	Google grants to Company a non-exclusive and non-sublicensable licence during the Term to use the Google Brand Features solely to exercise Company’s rights and fulfil Company’s obligations under the applicable Agreement in accordance with its terms and subject to compliance with the Google Branding Guidelines in respect of the AdSense Services and/or Search Services.

9.2	All goodwill arising from the use by Company of the Google Brand Features will belong to Google.

10.	Payment

10.1	Search Services

(a)	Company will pay the search fees stated on the applicable Order Form to Google within [***] days of issue of invoice.

(b)	The number of Requests for Search Results Sets as reported by Google will be the number used in calculating payments owed to Google under the applicable Agreement.

(c)	Google will invoice Company for all Search Services by [***]

10.2	AdSense Services

For each of the AdSense Services, Google will pay to Company [***] the percentage of Net AdSense Revenues stated in the applicable Order Form.

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10.3	ADX Services

For the ADX Services, Google will pay to Company [***] the percentage of the ADX Revenues stated in the applicable Order Form, [***]

10.4	All Services

(a)	If, at any point during the applicable Term, any taxes (other than taxes based on Google’s net income) are, or become, payable in relation to the provision of the Services by Google to Company, Company will be responsible for paying such taxes. All payments to Company from Google in relation to the Services will be treated as inclusive of tax (if applicable) and will not be adjusted. If Google is obliged to withhold any taxes from such payments to Company, Google will notify Company of this and will make such payments net of the withheld amounts. Google will provide Company with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.

(b)	In respect of the Search Services and the AdSense Services, all payments due to Google or to Company will be in the currency specified in the applicable Order Form and made by electronic transfer to the account notified to the paying party by the other party for that purpose. In respect of the ADX Services, all payments to Company will be in the form of payment and currency specified by Company in the ADX user interface. In all cases, the party receiving payment will be responsible for any bank charges assessed by the recipient’s bank.

(c)	Google will, unless it has notified Company otherwise, set off the search fees payable by Company under an Agreement against Google’s payment obligations to Company under that Agreement.

(d)	If Google recognises any ad revenues in error or otherwise overpays Company for any reason, Google will, unless it has notified Company otherwise, set off the overpaid amounts against Google’s payment obligations to Company under the Agreement to which the overpaid amounts related or require Company to pay to Google within [***] of an invoice, any such overpaid amounts. If Google determines that it has failed in error to recognize ad revenues or otherwise underpays Company for any reason, Google will promptly pay Company the full amount of the underpayment.

(e)	Google or Company (as applicable) may charge interest at the rate of [***] above the base rate of Barclays Bank PLC from time to time, from the due date until the date of actual payment, whether before or after judgment: (i) in the case of Google, on any fee for Search Services which is overdue; and (ii) in the case of Company, on any payments to be made by Google to Company in relation to Advertising Services which are overdue, unless such payments have been set off.

(f)	If Company (acting reasonably) considers that there is an error or inaccuracy in any of the payments made or reporting provided to Company by Google under this Agreement, Company may notify the Google account manager, who shall promptly conduct an investigation and report the outcome of the investigation to the Company.

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11.	Warranties

11.1	Each party warrants to the other that it will use reasonable care and skill in complying with its obligations under this GSA and any Agreement(s).

11.2	No conditions, warranties or other terms apply to any Services or to any other goods or services supplied by Google under this GSA or any Agreement unless expressly set out in this GSA or the applicable Agreement. Subject to clause 13.1(b), no implied conditions, warranties or other terms apply (including any implied terms as to satisfactory quality, fitness for purpose or conformance with description).

12.	Indemnities

12.1	If either:

(a)	Company receives a claim from a third party that either Google’s or any Google Group Company’s technology used to provide the Services or, where Company has ordered the Search Services and/or AdSense Services, any Google Brand Feature infringe(s) any Intellectual Property Rights of that third party; or

(b)	Google receives a claim from a third party that the Company Content, Site and/or Approved Client Application (if any) infringe(s) any Intellectual Property Rights of that third party or a claim from a Company Partner relating to any use of, or access to, the ADX Services, or the implementation or display of Ads on a Site of a Company Partner;

(in each case, an “IP Claim”) then the party which received such IP Claim (the “Recipient”) will:

(i)	promptly notify the other party;

(ii)	provide the other party with reasonable information, assistance and cooperation in responding to and, where applicable, defending such IP Claim; and

(iii)	give the other party full control and sole authority over the defence and settlement of such IP Claim. The Recipient may appoint its own supervising counsel of its choice at its own expense.

12.2	Provided the Recipient complies with clause 12.1(i) to (iii) and subject (if applicable) to clause 12.3, the party notified in accordance with clause 12.1(i) (the “Indemnifying Party”) will accept full control and sole authority over the defence and settlement of such IP Claim and will indemnify the Recipient against all damages and costs awarded for such IP Claim, settlement costs approved in writing by the Indemnifying Party in relation to such IP Claim, reasonable legal fees necessarily incurred by the Recipient in relation to such IP Claim and reasonable costs necessarily incurred by the Recipient in complying with clause 12.1(i) to (iii).

12.3	Google will not have any obligations or liability under this clause 12 in relation to any IP Claim arising from any:

(a)	use of the Services or Google Brand Features in a modified form or in combination with materials not furnished by Google;

(b)	[***]

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(c)	[***]

(d)	acts or omissions by Company Partner.

12.4	Google may [***] suspend Company’s use of any Services or Google Brand Features in any territory(ies) which are alleged, or believed by Google, to infringe any third party’s Intellectual Property Rights in such territory(ies), or to modify such Services or Google Brand Features to make them non-infringing. If any suspension of Services under this clause continues for more than [***], Company may, at any time until use of the applicable Services is reinstated, terminate the applicable Agreement in respect of the relevant territory(ies) immediately upon written notice. [***]

12.5	This clause 12 states the parties’ entire liability and exclusive remedy with respect to infringement of a third party’s Intellectual Property Rights.

13.	Limitation of Liability

13.1	Nothing in this GSA or any Agreement will exclude or limit either party’s liability for:

(a)	death or personal injury resulting from the negligence of either party or their servants, agents or employees;

(b)	fraud or fraudulent misrepresentation;

(c)	misuse of Confidential Information.

13.2	Save to the extent that this GSA expressly states otherwise, nothing in this GSA or any Order Form will exclude or limit either party’s liability under clause 12 (Indemnities).

13.3	Subject to clauses 13.1 and 13.2, neither party will be liable under any Agreement (whether in contract, tort or otherwise) for any special, indirect or consequential losses (whether or not such losses were within the contemplation of the parties at the date of this Agreement) suffered or incurred by the other party.

13.4	Subject to clauses 13.1, 13.2 and 13.3, each party’s liability under any Agreement (whether in contract, tort or otherwise) arising in any Contract Year, is limited to [***] of the total amount of:

(a)	fees paid and payable by Company to Google under the applicable Agreement in the year immediately preceding such Contract Year; plus

(b)	Net AdSense Revenues accrued under the applicable Agreement minus the percentage of such Net Ad Revenues paid and payable by Google to Company in the year immediately preceding such Contract Year; plus

(c)	the ADX Revenues accrued under the applicable Agreement paid and payable by Google to Company in the year immediately preceding such Contract Year;

If the amounts referred to above in (a) and (b) cannot be calculated accurately at the time the relevant liability is to be assessed (the “Applicable Time”), they shall be calculated on a pro-rata basis, as [***] of X/Y x Z. Where:

X = (a) the fees paid and payable by Company to Google under the applicable Agreement in the Contract Year in which that liability arose prior to the Applicable Time;

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plus (b) the Net Ad Revenues accrued under the applicable Agreement minus the percentage of such Net Ad Revenues paid and payable by Google to Company in the Contract Year in which that liability arose prior to the Applicable Time; plus (c) the ADX Revenues accrued under the applicable Agreement paid and payable by Google to Company in the Contract Year in which that liability arose prior to the Applicable Time;

Y = the number of days elapsed in the year in which the liability arose prior to the Applicable Time; and

Z = 365; and

“Contract Year” means each period of one year commencing on the applicable Order Form Effective Date and each anniversary thereof.

14.	Confidentiality

14.1	The recipient of any Confidential Information will not disclose that Confidential Information, except to Group Companies, employees and/or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential. The recipient will ensure that those people and entities: a) use such Confidential Information only to exercise rights and fulfil obligations under this Agreement, and b) keep such Confidential Information confidential. The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser, such notice to be sufficient to give the discloser the opportunity to seek confidential treatment, a protective order or similar remedies or relief prior to disclosure.

14.2	Notwithstanding clause 14.1 above, and except, in respect of ADX Services, as specified by Company’s anonymity preferences selected in the ADX user interface, Google may: (i) share Site-specific statistics, the Site URL(s), and related information collected by Google through its provision of the Advertising Services to Company with advertisers or potential advertisers; (ii) share know how gained by Google through its provision of the Services to Company (including sharing information illustrating this know how presented in an anonymised or aggregated form) with third parties. In either case, this sharing of information will not include any sharing of personally identifying information.

14.3	Notwithstanding clause 14.1 above, Company may disclose to Company Partner, or to any other third party, the ADX reports provided by Google to Company. Company shall not disclose to any Company Partners, or any other third party, the Percentage of ADX Revenues payable to Company, or any information that could allow such Company Partners or third party to calculate the Percentage of ADX Revenues payable to Company.

14.4	Company will ensure that at all times during the applicable Term, Company or, in the case of ADX Services, Company and Company Partner has a clearly labelled and easily accessible privacy policy in place relating to the applicable Site(s) and that this privacy policy:

(a)	clearly discloses to End Users that third parties may be placing and reading cookies on End Users’ browsers or using web beacons to collect information in the course of advertising being served on the applicable Site(s); and

(b)	includes information about End Users’ options for cookie management.

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14.5	Google may migrate data derived from Company’s use of the DoubleClick Advertising Exchange to ADX. The parties agree that any data migrated to ADX will be subject solely to the terms of this GSA or any Agreement.

14.6	Neither party will issue any press release regarding this GSA or any Agreement without the other’s prior written approval.

15.	Term and Termination

15.1	This GSA will commence on the GSA Effective Date and remain in force until it terminates or expires in accordance with its terms. Each Agreement shall (unless earlier terminated in accordance with its terms) remain in force for the Term, at the end of which it shall expire automatically.

15.2	Without prejudice to clause 5.1, a party may suspend performance under any Agreement (in whole or in respect of a page of a Site, a Site or Sites) and/or terminate any Agreement (in whole) or remove a page of a Site, a Site or Sites from any Agreement with immediate effect, if the other party:

(a)	is in material breach of the Agreement where the breach is incapable of remedy;

(b)	is in material breach of the Agreement where the breach is capable of remedy and fails to remedy that breach within [***] after receiving written notice of such breach; or

(c)	is in material breach of the Agreement more than [***] even if the previous breaches were remedied,

provided (in each case) that any such suspension or removal of a page(s) or Site(s) may only take effect in relation to the page(s) or Site(s) on (or in respect of which) the relevant breach has occurred.

15.3	A party may suspend performance and/or terminate this GSA (and all Agreements) with immediate effect, if:

(a)	the other party enters into an arrangement or composition with or for the benefit of its creditors, goes into administration, receivership or administrative receivership, is declared bankrupt or insolvent or is dissolved or otherwise ceases to carry on business; or

(b)	any analogous event happens to the other party in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets.

15.4	If there is a Change of Control in respect of a party, such party shall promptly notify the other and the parties shall discuss the implications of such change of Control in good faith. A party may terminate this GSA (and all Agreements) upon written notice following any such change of Control of the other party, save that such termination shall not take effect earlier than [***] following the earlier of the following two dates: a) the date of the change of Control; and b) the date when the party so terminating notifies the other party that it is aware of a potential change of Control of the other party. In this clause the term “Control” will mean the possession by any person(s) directly or indirectly of the power to direct or cause the direction of another person. [***]

15.5	[***]

Google Confidential

AVG – GSA - EXECUTION

15.6	Google has the right (in its sole discretion) with [***] notice to Company to remove or require Company to remove the AFC Services from any Site (or part of a Site) on which the AFC RPM falls below US$[***] for the previous calendar month. For the purposes of this clause 15.6, “AFC RPM” means AFC AdSense Revenues per one thousand AFC Requests.

15.7	Either party may terminate any Agreement on at least [***] written notice to Company if at any time the average total amount of Ad Revenues (in respect of all Advertising Services provided under the relevant Order Form) calculated across any three consecutive months is less than or equal to US$[***] per calendar month.

15.8	The parties acknowledge that following any removal of the AFC Services from any Site or termination of an Agreement pursuant to clause 15.6 or 15.7, Company may continue to receive the applicable Google advertising services in relation to the relevant Site (or part of a Site) by entering into an online agreement with Google in respect of such services and Site.

15.9	Upon the expiration or termination of this GSA for any reason:

(a)	all rights and licences granted by each party will cease immediately; and

(b)	if requested, each party will use its reasonable endeavours to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party.

15.10	The termination or expiration of an individual Agreement will not have the effect of terminating any other Agreement or this GSA unless expressly agreed to by the parties in writing. If an Agreement (but not this GSA) terminates or expires, all rights and licences granted by Google to Company, and all obligations of Company to Google, under that Agreement will cease immediately. Termination or expiration of all Agreements will result in the expiration of this GSA on the same date on which the last Agreement terminates or expires.

16.	General

16.1	All notices of termination or breach must be in English, in writing, addressed to the other party’s Legal Department and sent to Company’s postal address, fax number or email address identified for legal notices on the applicable Order Form or to [***] (as applicable) or such other address as either party has notified the other in accordance with this clause. All notices will be deemed to have been given on receipt as verified by written or automated receipt or electronic log (as applicable).

16.2	All other notices must be in English, in writing (which for these purposes may include an email), addressed to the other party’s primary contact and sent to their then current postal address or email address.

16.3	Neither party may assign any of its rights or obligations under this GSA or any Agreement without the prior written consent of the other. Where a party gives the other party such written consent: (a) the assignor shall ensure that the assignee has agreed in writing to be bound by the terms of this GSA and the applicable Agreement(s); and (b) the assignment takes effect from 23:59 on the last day of the relevant calendar month.

16.4	[***]

Google Confidential

AVG – GSA - EXECUTION

16.5	Except as expressly stated otherwise, nothing in this GSA or any Agreement will create or confer any rights or other benefits in favour of any person other than the parties to this GSA.

16.6	Except as expressly stated otherwise, nothing in this GSA or any Agreement will create an agency, partnership or joint venture of any kind between the parties.

16.7	Neither party will be liable for failure to perform or delay in performing any obligation under this GSA or any Agreement if the failure or delay is caused by any circumstances beyond its reasonable control.

16.8	[***]

16.9	Failure or delay in exercising any right or remedy under this GSA or any Agreement will not constitute a waiver of such (or any other) right or remedy.

16.10	The invalidity, illegality or unenforceability of any term (or part of a term) of this GSA or any Agreement will not affect the continuation in force of the remainder of the term (if any) and this GSA or applicable Agreement.

16.11	Subject to clause 13.1(b), this GSA and the Order Forms entered into under it set out all terms agreed between the parties in relation to its subject matter and supersede all previous agreements between the parties relating to the same. In entering into this GSA and the related Order Forms neither party has relied on any statement, representation or warranty not expressly set out in this GSA or any Order Form.

16.12	This GSA and any Agreements and any dispute (contractual or non-contractual) concerning this GSA and any Agreement(s) or their subject matter or formation (a “Dispute”) are governed by English law.

16.13	Any Dispute shall subject to the exclusive jurisdiction of the English courts.

Signed by the parties on the dates shown below.

Google		Company

By:	[***]	By:	[***]

Print Name: [***]		Print Name: [***]

Title: [***]		Title: [***]

Date: 01st September 2010		Date: 03 September 2010

Google Confidential

AVG – GSA - EXECUTION

Google Ireland Limited Gordon House Barrow Street Dublin 4 Ireland	Google Search and Advertising Services Agreement ORDER FORM

COMPANY: AVG Technologies CY Limited			GSA Effective Date: 1 October 2010
	commercial contact	legal notices	technical contact
name:	[***]	[***]	[***]
title:	[***]	[***]	[***]
address, city, area, postal code, country:	Karla Englise 4, 15000 Praha 5, Czech Rep.	Karla Englise 4, 15000 Praha 5, Czech Rep.	Karla Englise 4, 15000 Praha 5, Czech Rep.
phone:	[***]	[***]	[***]
fax:	[***]		[***]
email:	[***]	[***]	[***]
VAT ID number:	CZ 44017774
Order Form Effective Date: 1 October 2010		Term: from the Order Form Effective Date to 30 September 2012

SEARCH SERVICES

WEB SEARCH SERVICES (“WS”)	search fees (for all Search Queries transmitted to Google for the purpose of obtaining Search Results)
Site(s): search.avg.com Approved Client Application(s): AVG Toolbar (see screenshot attached at Schedule A)*	[***] Requests for Search Results Sets

ADSENSE SERVICES

ADSENSE FOR SEARCH (“AFS”)	Percentage (%) of Net AdSense Revenues for AFS payable to Company
Site(s): search.avg.com Approved Client Application(s): AVG Toolbar (see screenshot attached at Schedule A)*	(a) [***] - if the AdSense Revenues in such calendar month amount [***] (b) [***] - if the AdSense Revenues in such calendar month amount [***]

*[***]

Google Confidential AVG – ORDER FORM - EXECUTION

Payment Information Details
currency: ☐ Euros ☐ GB pounds ☒ US dollars ☐ other:

Google Confidential AVG – ORDER FORM - EXECUTION

GSA Order Form Terms and Conditions

“GSA” means the Google Search and Advertising Services Agreement entered into between Google Ireland Limited (“Google”) and Company with the GSA Effective Date stated on the front sheet of this Order Form.

This is an Order pursuant to the GSA. If there is any conflict between this Order Form and the GSA then this Order Form will, except as set out in clause 2.2(b) of the GSA, take precedence in relation to the Services to be supplied under this Order Form.

This Order Form shall commence on the Order Form Effective Date and shall continue for the period of the Term stated on the front sheet of this Order Form, unless terminated earlier in accordance with its terms.

Special Terms and Conditions

1.	Blocklist

Google shall use its best endeavours to block advertisements containing those URLs listed in Schedule E to this Agreement and such additional URLs as agreed between the parties from time to time.

2.	Client Applications

2.1.	Subject to the Company’s compliance with clauses 2.2 and 2.3 below, the client application set forth in the cover page(s) of this Order Form is an Approved Client Application for the purposes of sending Requests to Google in connection with the Search Services and AdSense Services which resolve to a Company hosted Results Page on the Site. For the avoidance of doubt, the Site has been approved by Google as required by clause 2.1(b) of the GSA and the search box incorporated into the Approved Client Application is a Search Box as defined by clause 1.1 of the GSA.

2.2.	At all times during the Term, Company shall comply (and shall ensure that the Approved Client Application(s) specified in clause 2.1 above comply) with Google’s Client Application Guidelines, the current form of which is attached hereto as Schedule D (the “Guidelines”) as such Guidelines may be updated by Google from time to time in accordance with its terms. [***]

2.3.	[***]

2.4.	Company, subject to the provisions of Sections 2.5 and 2.6 below, shall comply with the mockups in Schedule C in connection with the installation of the Approved Client Applications. Google agrees that notwithstanding Section 4.3(b) of the Guidelines, Company may obtain an End User’s consent for a change to such end user’s browser default search setting using an opt out mechanism (which may include a pre-ticked check box, which the end user is able to un-tick). Company shall ensure that the mechanism and user interface used to obtain such End User consent is in accordance with the mockup in Schedule C.

2.5.	[***]

3.	[***]

4.	Company Icons

4.1.1.	Notwithstanding clause 4.1 of the GSA, Company may display [***] icons [***]

(each, a “Company Icon”).

- 3 -	Google Confidential AVG – ORDER FORM - EXECUTION

provided that:

a)	Company shall ensure that the Company Icons are only visible to an End User when the Approved Client Application is installed by such End User, active and visible to such End User on the browser. [***]

b)	[***]

4.2.	Company shall ensure that all Company Icons are implemented in accordance with the mockup in Schedule B.

4.3.	Company shall display, at the top of each Results Page [***], a large version of the [***] icon directly adjacent to Company’s name, in accordance with Schedule B.

4.4.	Google has approved the display of Company Icons as at the Order Form Effective Date. If (in Google’s opinion, acting reasonably) the implementation and display of the Company Icons either a) has material technical errors or b) is giving rise to a material number of complaints from End Users and/or Google’s advertiser(s); or c) is in non compliance with any revised version of the Google Technical Protocols, the Google Branding Guidelines or the Google Program Guidelines (the “Google Guidelines”) (in each case, as may be issued by Google after the Order Form Effective Date by giving at least 30 days prior notice) then Company shall promptly investigate the issues raised by Google and, if Google so requests, promptly suspend the display of the Company Icons from the Results Page. The parties agree to discuss the issue in good faith and use reasonable endeavours to agree a resolution to the issue and Company shall recommence the display of Company Icons on the Results Page at such time as the parties may agree a resolution for the issue, or as Google notifies Company that Company may recommence the display (notwithstanding that the issue has not been resolved). [***]

4.5.	Customer shall implement on each Results Page on which Company Icons are displayed a link to a page on the Site which contains a clear description of a) which entities the Company Icons are provided by and b) how the Company Icons operate and what they signify.

4.6.	Company, in accordance with the procedures and subject to the limitations set forth in clause 12 of the GSA, shall indemnify Google against each loss, liability cost and expense suffered by Google or any Google Group Company arising out of any third party claim in connection with the display of the Company Icons on the Site.

4.7.	[***]

5.	DNS Errors

5.1.	The parties agree that Google is not providing any Services pursuant to this Order Form in connection with text entered into the textbox on the Approved Client Application or into the textbox on the search page hosted on avg.com by an End User that results in a DNS error (a “DNS Error”). Company shall not send Requests to Google in connection with DNS Errors and Company shall be free to monetize DNS Errors using any third party or Company provided solution.

6.	[***]

7.	White Labelling, Co-branding and Third Party Distribution of Toolbar

7.1.	[***]

7.2.	[***]

7.3.	Google shall act reasonably in granting or declining its approval for any Third Party Distributor or Third Party Distribution Channel pursuant to clause 7.1.1 or 7.1.2 above and shall notify Company promptly (and in any case within [***] days following Company’s request), with reasons, if it declines any such approval.

7.4.	Company is responsible for any implementation of, or access to, the Services on the Approved Client Application and for the distribution of the Approved Client Application on the Third Party Distribution Channel. Company shall ensure that each Third Party Distributor complies with all of Company’s obligations in the Agreement as if a party thereto; and that each Third Party Distribution Channel complies with all of the obligations under this Agreement which apply to the Site.

- 4 -	Google Confidential AVG – ORDER FORM - EXECUTION

7.5.	Company will not provide any Third Party Distributor with access to Confidential Information of Google, the online Google console, technical protocols (if any) or any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

7.6.	Company will use reasonable endeavours to provide prior written notice to Google of a Change in Control of a Third Party Distributor, or change in ownership of a Third Party Distribution Channel. In any event, Company will promptly notify Google as soon as it becomes aware of a Change of Control of a Third Party Distributor or change in ownership of a Third Party Distribution Channel. Following any such change, if Google so requests in writing, Company shall promptly cease the distribution to such Third Party Distributor or Third Party Distribution Channel of the Approved Client Application on which the services are implemented.

7.7.	[***]

7.8.	Company shall ensure that all Search Queries and Requests originating from an Approved Client Application distributed by a third party pursuant to this clause 7 resolve to a Company hosted Results Page on the Site (such that all Results provided by Google are displayed on such Company hosted Results Page).

7.9.	Company will ensure that Google Brand Features are not used by Third Party Distributors (including without limitation on any Third Party Distribution Channel) without Google’s prior written approval. Google shall act reasonably in granting or declining its approval for any requested brand usage and shall notify Company promptly, with reasons, if it declines any such approval.

7.10.	[***]

7.11.	Google will not be required to provide any technical support directly to Third Party Distributors or to provide Company with any technical support for Third Party Distribution Channels.

7.12.	Subject to clause 13.1 of the GSA, Google will have no liability under this Agreement for or in relation to any claims by a Third Party Distributor against Company relating to the Services and/or the distribution of the Approved Client Application on the Third Party Distribution Channel. Company will indemnify Google against each loss, liability cost and expense suffered by Google or any Google Group Company arising out of any claim from a Third Party Distributor in relation to the Services or the Approved Client Application.

7.13.	If (a) a Third Party Distribution Channel or Third Party Distributor is not in compliance of the requirements of this clause 7 (or if Google reasonably believes that it is not in compliance), or (b) the distribution of the Approved Client Application on a Third Party Distribution Channel adversely impacts advertisers, end users and/or the Services, or results in complaints to Google, then Google may either (i) require Company to immediately terminate distribution of the Approved Client Application on such Third Party Distribution Channel or (ii) immediately suspend or deactivate the implementation of the Services on the Approved Client Application distributed via that Third Party Distribution Channel or the applicable Channel ID or Client ID (which may include Approved Client Applications distributed on other Third Party Distribution Channel on that Channel ID or Client ID). [***]

7.14.	For the avoidance of doubt following any cessation of the distribution of the Approved Client Application on a Third Party Distribution Channel pursuant to this clause 7, Company may continue to distribute its toolbar to the relevant Third Party Distributor or Third Party Distribution Channel provided that the Services are not implemented on such toolbar.

8.	[***]

9.	Company Suggested Searches using Company Provided Keywords

9.1.	Subject to the remainder of this clause 9, Company may implement on the Site certain text links consisting of suggested keywords (“Company Provided Keywords”) which are provided by Company and which generate Requests when clicked on by End Users.

9.2.	Company shall ensure that all clicks by End Users on Company Provided Keywords generate Valid Requests: (i) which contain all of the relevant Company Provided Keyword(s) as presented to and clicked by the End User; and (ii) which are transmitted to Google in the manner specified by Google from time to time, without editing, filtering, truncating, appending terms to or otherwise modifying such Requests, either individually or in the aggregate.

- 5 -	Google Confidential AVG – ORDER FORM - EXECUTION

9.3.	[***]

9.4.	Company shall ensure that that Company Provided Keywords:

9.4.1.	[***]

9.4.2.	do not include any Google Brand Features;

9.4.3.	do not contain or refer to any pornographic, hate-related or violent content or contain or refer to any other material, products or services that violate or encourage conduct that would violate any criminal laws, any other applicable laws, or any third party rights;

9.4.4.	if Company Provided Keywords are related keywords, such keywords are relevant to the Request which generated the Results Page containing Search Results on which such Company Provided Keywords are displayed;

9.4.5.	if Company Provided Keywords are popular keywords, then such keywords are derived from previous End User searches and arranged by popularity; if Company Provided Keywords are suggested keywords, then such keywords are relevant to the current text entered into the Search Box by the End User.

9.5.	Google may from time to time require that particular words or terms are not used as Company Provided Keywords.

9.6.	Google may prohibit the sending of Requests by Company using Company Provided Keywords or may refuse to serve Ads in response to Requests generated via Company Provided Keywords, if Google in its sole discretion determines that such feature or implementation is detrimental to Google and/or Google’s advertiser(s).

9.7.	[***]

9.8.	Company shall ensure that the implementation of such functionality is in accordance with the mock ups in Schedule B and that Company Provided Keywords are clearly labelled with the designation approved, or notified, by Google to Company from time to time.

9.9.	Company may only put its implementation of Company Provided Keywords into live use once Google’s technical and account management personnel are satisfied that Company has properly implemented Company Provided Keywords on the Site in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and Google has approved the Company’s implementation (such approval not to be unreasonably withheld or delayed).

9.10.	Google will not have any obligations or liability under clause 12 (Indemnities) of the GSA arising from or in connection with any Company Provided Keywords. Company shall indemnify Google against all liabilities, costs, expenses, losses and damages suffered or incurred by Google or any Google Group Company as a result of any third party claim in connection with, arising from or related to the use of Company Provided Keywords and/or the implementation of that feature on any Site. In order for the indemnity given in this clause to apply in relation to a particular claim, Google will: (i) notify Company of such claim; and (ii) provide Company with reasonable information, assistance and co-operation in defending the claim; and (iii) give Company full control and sole authority over the defence and settlement of such claim, subject to Google’s approval of any such settlement, which approval will not be unreasonably withheld or delayed. Nothing in the GSA or any Order Form will exclude or limit Company’s liability under this clause 9.

- 6 -	Google Confidential AVG – ORDER FORM - EXECUTION

Signed by the parties on the dates shown below.

Google		Company

By:	[***]	By:	[***]
Print name: [***]		Print name: [***]
Title: [***]		Title: [***]
Date: 1st September 2010		Date: 03 September 2010

- 7 -	Google Confidential AVG – ORDER FORM - EXECUTION

SCHEDULE A

Approved Client Application

- 8 -	Google Confidential AVG – ORDER FORM - EXECUTION

SCHEDULE B

Mockup of Results Page showing Search Results, AFS Ads and Company Icons

AVG

broker | Search | powered by Google

Sites checked by AVG

About 54,000,000 results (0.27 seconds)

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broker | Search | powered by Google

© 2010 AVG Technologies

- 9 -	Google Confidential AVG – ORDER FORM - EXECUTION

SCHEDULE C

Mockup Of User Interface For End User Consent For Browser Default Search Setting Changes

- 10 -	Google Confidential AVG – ORDER FORM - EXECUTION

SCHEDULE D

Client Application Guidelines

1.	Introduction.

Google is committed to providing the best user experience possible. With this objective in mind, we have outlined a set of Software Principles (http://www.google.com/corporate/software_principles.html) that we believe our industry should adopt and have also established the following Client Application Guidelines (“Guidelines”) to apply to client applications that are used to access our search and/or advertising syndication services. Capitalized terms not defined in these Guidelines are defined in your Google Search and Advertising Services Agreement (“Agreement”).

2.	Accessing Services.

Only Approved Client Applications that comply with the Agreement (including these Guidelines, which are incorporated into the Agreement) may access the Services and only to the extent permitted in the Agreement. To obtain Google’s approval for any client application not expressly approved in the Agreement, Company must submit a written request to Google and Google may in its sole discretion approve or reject such client application. For the purposes of the Agreement, any client application that resets an End User’s default search engine to Google’s search services and/or resets the End User’s home page to a Site is deemed to be accessing a Google service and Company is prohibited from doing so unless Google has approved such client application as an Approved Client Application.

3.	No Google Branding or Attribution.

Approved Client Applications, and any related collateral material (including without limitation any offer and/or installation screens presented to the End User as part of the download process, Web pages promoting the Approved Client Application or from which it is made available for download), must not contain any Google branding, trademarks or attribution.

4.	General Disclosure and Consent Requirements for Approved Client Applications Distributed via Download.

Installation screens for Approved Client Applications must be designed in a manner that ensures End Users are agreeing to the installation in a knowing and intentional manner. Prior to the installation of an Approved Client Application on an End User’s computer, Company must:

•	first, fully, accurately, clearly and conspicuously disclose to End Users:

•	the name of the Approved Client Application, identifying Company as the entity responsible for it,

•	the principal and significant features and functionality of the Approved Client Application; and

•	then, obtain the End User’s consent to install the Approved Client Application.

Appendix A contains a sample installation screen demonstrating the requirements of this Section 4.

5.	Disclosure and Consent Requirements for Changes to an End User’s Settings.

5.1. Changes to Default Search and/or Homepage

5.1.1. Search-Based Client Applications. An Approved Client Application that accesses the Search Services or a similar web search service may, as part of the download process and with the End User’s consent, change the End User’s default search engine and/or homepage, provided the installation screens for such download strictly conform to the sample installation screens contained in Appendices A and B. Company agrees that if the Approved Client Application has features and functionality beyond search, the installation screens must clearly and conspicuously inform End Users of any change in default search functionality and such disclosure shall be at least as prominent as the disclosure in the installation screens pertaining to the non-search functionality of the Approved Client Application.

5.1.2. Non-Search Based Client Applications. An Approved Client Application that does not access the Search Services or a similar web search service may, as part of the download process and with the End User’s consent, change the End User’s default search engine and/or homepage, provided that the installation screens for such download strictly conform to the sample installation screens contained in Appendices A and C.

- 1 -	Google Confidential (02152011)

5.2. Changes to Other End User Settings. An Approved Client Application may not make any changes to the operating system or application data settings on an End User’s computer (e.g., changing the default application for a file type, such as the default email, browser or media player application), unless prior to making such change Company:

•	first, fully, accurately, clearly and conspicuously discloses the change in a manner that will explain the practical effect of such change; and

•	then, obtains the end user’s affirmative consent to make such change.

Notwithstanding the foregoing, no disclosure and consent need be made for changes to operating system or application data settings that have only a minor impact on End User experience, such as adding a small number of bookmarks to the browser menu or adding an item to a start menu.

6.	Disclosure and Consent Requirements for Collection and Transmission of Personally Identifiable Information.

Approved Client Applications may not: (1) collect or transmit any End User’s personally identifiable information to any entity other than the End User, or (2) collect or transmit information related to an End User’s computer or Internet usage or activity in a manner that could collect or transmit such End User’s personally identifiable information (such as through keystroke logging), unless prior to the first occurrence of any such collection or transmission Company:

•	first fully, accurately, clearly and conspicuously discloses:

•	the type of information collected (described with specificity in the case of personally identifiable information),

•	the method of collection (e.g. by registration, etc.) and

•	the location of (i.e. a link to) the privacy policy that governs the collection, use and disclosure of the information, and

•	then obtains the End User’s affirmative consent to such collection and/or transmission.

7.	EULA and Privacy Policy.

Each of Company’s Approved Client Applications must conform with all applicable laws and regulations and must be distributed pursuant to an end user license agreement (“EULA”) that conforms with all applicable laws and regulations. In addition, Company and its Approved Client Application(s) must comply with the agreements and representations Company makes with End Users in its EULA and privacy policy. Company’s privacy policy must be readily and easily accessible from the Approved Client Application. If an Approved Client Application collects or transmits any other information related to the End User’s use of his or her computer, but not required to be disclosed and consented to pursuant to Section 6, then the collection and use of such other information must be clearly and conspicuously disclosed in Company’s privacy policy.

8.	Transparency.

Neither Company nor any of its distribution or bundling partners may mislead End Users or create End User confusion with regard to the source or owner of an Approved Client Application or its purpose, functionality or features. For example, all elements of an Approved Client Application that are visible to the End User must clearly identify their source through its branding and attribution, and that identification, whatever form it takes, must correspond to the identification of Company’s Approved Client Application in the menu on the End User’s operating system that permits End Users to remove programs. Company must clearly label advertisements provided by an Approved Client Application (if any) as such and clearly identify the Approved Client Application as the source of those advertisements. In addition, if Company’s Approved Client Application modifies the operation or display of other applications or Web sites (other than Web sites that Company owns), then in each instance Company must clearly and conspicuously attribute the source of that modification to the Approved Client Application (as distinct from the application or Web site modified) in a manner that will reasonably inform a typical Internet user; provided that this requirement will not apply to modifications for which Company obtains disclosure and consent pursuant to Section 5.

9.	Results Page Requirements.

For Requests generated by an End User using an Approved Client Application, Company will, subject always to clause 7.2(b) of the GSA, ensure that that the display of Results on a Results Page conforms to one of the sample implementations set forth in Appendix D, and the Results Page will not contain any Google branding, trademarks or attribution.

- 2 -	Google Confidential (02152011)

10.	Distribution of Approved Client Applications as Part of a Bundle.

Approved Client Applications may be distributed as part of a bundle that installs Company’s Approved Client Application with one or more other applications. However, in such case, Company may not access Services from any such Approved Client Application unless it satisfies each of the following requirements:

•	the End User is made aware of all of the applications included in the bundle prior to installation

•	the level of disclosure pertaining to the Approved Client Application shall be no less than the level of disclosure pertaining to each other application in the bundle;

•	no application in the bundle will contain content that the Approved Client Application is prohibited from containing under the Agreement;

•	each application in the bundle complies with Sections 4-8, 12 and 13 of these Guidelines;

•

if applications in the bundle are supported in part by revenue generated by advertising displayed in another independent application included in that bundle and the continued use of the Approved Client Application is conditioned on such other independent application remaining installed and active on the End User’s computer, the End User must be made aware of that relationship; and

•

either the bundle must provide for a master uninstaller that will enable the End User to uninstall every application in the bundle without undue effort or skill, or if no master uninstaller is provided, the de-installation of any application may not be dependent or conditioned upon the de-installation of any other application included in the bundle.

Company is responsible for ensuring that all applications included in the bundle with the Approved Client Application comply with the applicable provisions of these Guidelines. See Appendix F for sample screens regarding the de-installation of an application. In addition to the above, if Company bundles any Approved Client Application with any third party application, Company will notify Google in writing prior to any distribution of the Approved Client Application in such bundle.

11.	Distribution of Approved Client Applications Pre-Installed on a Computer.

Customer will not distribute an Approved Client Application pre-installed on a computer without the prior written consent of Google.

12.	Prohibited Behavior.

An Approved Client Application must not engage in deceptive, unfair, harassing or otherwise annoying practices. For example, an Approved Client Application will not:

(a)	use, or permit a third party to use, an End User’s computer system for any purpose not understood and affirmatively consented to by the End User (including, without limitation, for purposes of consuming bandwidth or computer resources, sending email messages, launching denial of service attacks, accruing toll charges through a dialer or obtaining personal information from an End User’s computer such as login, password, account or other information personal to the End User);

(b)	intentionally create or exploit any security vulnerabilities in an End User’s computer;

(c)	trigger pop-ups, pop-unders, exit windows, or similar obstructive or intrusive functionality that materially interfere with an End User’s Web navigation or browsing or the use of his or her computer;

(d)	repeatedly ask an End User to take, or try to deceive an End User into taking, an action that the End User has previously declined to take (such as repeatedly asking an End User to change his or her home page or some other setting or configuration);

(e)	redirect browser traffic away from valid DNS entries (except that Approved Client Applications may direct unresolved URLs to an alternative URL designated by Company, provided that the page to which the End User resolves adequately informs the End User that Company and the Approved Client Application are the source of that page);

(f)	interfere with the browser default search functionality (except that an Approved Client Application may permit an End User to change his or her default search engine with proper disclosure, consent and attribution as provided above);

(g)	engage in activity that violates any applicable law or regulation; or

(h)	contain any viruses, worms, trojan horses, or the like.

- 3 -	Google Confidential (02152011)

13.	Deactivation.

An Approved Client Application shall not impair an End User’s ability to change any preferences or settings set by the Approved Client Application and if an End User reverses the changes made by the Approved Client Application to the End User’s default search and/or homepage settings, such reversal shall not impair the End User’s further use of the Approved Client Application. Once an End User disables an Approved Client Application, such application shall not be re-enabled without an affirmative action by the End User to explicitly re-enable such Approved Client Application. Accordingly, no use, update, installation or re-enablement of a separate application, and no code downloaded as a result of browsing a Web site, may operate to re-enable an Approved Client Application. An Approved Client Application must permit end users to uninstall it (in the customary place the applicable operating system has designated for adding or removing programs, e.g., Add/Remove Programs control panel in Windows – see Appendix F) in a straightforward manner, without undue effort or skill. In addition, an Approved Client Application, when running, must provide (in an easily found location) clear and concise instructions on how it may be uninstalled. Once uninstalled, an Approved Client Application must not leave behind any functionality or design elements, and to the extent practicable, all setting changes made by the application, including changes to the default search engine and/or homepage should be cleared or revert to the settings that existed immediately prior to the installation of the Approved Client Application.

14.	Information and Assistance.

Subject to any confidentiality obligations owed to third parties, Company must provide Google with such information as Google may reasonably request about the distribution of Company’s Approved Client Application(s). For example, Google may ask Company to provide: (a) the means by and/or the locations from which Approved Client Applications are distributed; or (b) the identity of any applications included in any bundle involving an Approved Client Application (and the entities responsible for such other applications). In addition, Company must provide such assistance as Google may reasonably request to investigate and stop potential violations of these Guidelines that may be connected to Company’s Approved Client Application(s), including by way of using such number of identifiers and other tracking parameters as Google may reasonably request. This includes providing Google with “golden masters” of any bundle or other distribution that includes Company’s Approved Client Application, or working with Google to stop any entities that may be financially benefiting from Company’s Approved Client Application from engaging in practices that are proscribed by these Guidelines. Company acknowledges and agrees that Google has no obligation to provide support to End Users of any Approved Client Application.

15.	Legal.

Company will maintain ownership or license and control of its Approved Client Application(s) at all times to the extent required to practically and legally enforce the requirements of the Agreement, including these Guidelines. If, pursuant to a request by Company, Google approves a third party application accessing the Services, Company is responsible for ensuring that such third party application also complies with the Agreement (including these Guidelines).

16.	Updates.

Google may update these Guidelines, including the Appendices, from time to time; provided, however, that no updates will be effective until Google provides Company with at least thirty (30) days written notice thereof. Company will be required to bring its Approved Client Application into compliance within 30 days of the date of such notice.

- 4 -	Google Confidential (02152011)

APPENDIX A

General Disclosure and Consent Requirements for Approved Client Applications

Clear and conspicuous disclosure is required prior to download or install: what it is, what it does,

and how it will be displayed to the end user.

- 5 -	Google Confidential (02152011)

Appendix B

Disclosure and Consent Requirements for Changes to an End User’s Default Search

Engine and/or Homepage

(Search-Based Approved Client Applications)

- 6 -	Google Confidential (02152011)

Appendix C

Disclosure and Consent Requirements for Changes to an End User’s Default Search

Engine and/or Homepage

(Non-Search Based Approved Client Applications).

Affirmative Consent of End User is Required for Changes to Default Search

- 7 -	Google Confidential (02152011)

Appendix D-1

Results Page UI – up to 3 Wide Ads Above the Fold, up to 8 Narrow Ads Right Rail

Web Search
BrandCo
flowers
Search
Sponsored Links
$19.99 Flowers at FTD®
Same Day Flower Delivery! Sale: 15% Off Our Top Products.
www.FTD.com
Flowers at 1-800-FLOWERS
Same Day Delivery Available. Satisfaction Guaranteed!.
1800flowers.com
Save $10 on Flowers Today
Surprise Friends Near and Far. Same Day Local Delivery.
www.Teleflora.com
3 Wide Ads ATF
Search Results for "flowers"
1 - 10 of about 31,600,000 for flowers. (0.11 seconds)
Flowers, Roses, Plants, Gift Basket Delivery - 1-800-FLOWERS.COM ...
Send flowers, roses, balloons, plants, gift baskets and gourmet food from 1-800-FLOWERS.COM, the world's #1 online florist.
Fold (800x600)
FTD.COM - Fresh Flowers, Plants, and Gift Baskets
Order fresh flowers, living plants, and delightful gifts and gift baskets
.com. Order birthday flowers or anniversary flowers online for local ...
http://www.ftd.com/ - 63k - Cached - Similar Pages
Send Valentine's Day flowers and gifts. Flower delivery by ProFlowers.
Valentine's Day flowers & gift baskets delivered. Order flowers from ProFlowers- your online florist for fresh Valentine's flower delivery.
http://www.proflowers.com/ - 58k - Cached - Similar Pages
FLORIST FLOWERS - Florist flower delivery and Virtual Flowers ...
Send Flowers (Virtual Flowers.Com™)- Welcome! We are the leading on-line florist you can trust to send flowers same day delivery of florist flower ...
http://www.virtualflowers.com/ - 14k - Cached - Similar Pages
Create Your Own Flowers on zefrank.com
Create Your Own Flowers on zefrank.com.
http://www.zefrank.com/flowers/ - 4k - Cached - Similar Pages
Flowers - Same Day Flower Delivery from Virtual Florist
We have been in business for over 70 years and selling flowers online for ...
Virtual Florist provides same-day flower delivery to the US and Canada for ...
http://www.virtualflorist.com/ - 15k - Cached - Similar Pages
Flowers, Florists - Send Flowers Online with 1-800-FLORALS Florist ...
Send flowers online! Award-winning online florist specializing in same-day and next-day flower delivery in the USA and Canada. Order flowers and plants, ...
http://www.800florals.com/ - 38k - Cached - Similar Pages
Flowers Vineyard & Winery
Sonoma Coast producer of Pinot Noir and Chardonnay.
http://www.flowerswinery.com/ - 3k - Cached - Similar Pages
Flower - Wikipedia, the free encyclopedia
A flower, sometimes known as a bloom or blossom, is the reproductive structure found in flowering plants (plants of the division Magnoliophyta, ...
http://en.wikipedia.org/wiki/Flower - 97k - Cached - Similar Pages
Send Fresh FLOWERS 35% - 55% OFF
Get Flowers Fast, Cheap and Grower Fresh! This superb overnight floral delivery service offers low prices on a wide selection of fresh flowers, bouquets and ...
http://www.flower-delivery-flowers.com/ - 38k - Cached - Similar Pages
1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9 | 10 Next >
Sponsored Links
BIGROSE Wedding Flowers
Flowers and Roses Direct Grower Weddings Party Home FREE Shipping.
www.bigrose.com
50% Off All Flowers Today
All FLowers on the site are 50% Off. Order Today! Call 1-800-521-6846.
www.BloomsToday.com
Flowers - South Africa
Same day delivery - quality flowers gifts & hampers. Order online now.
www.flowerite.co.za
Pictures of Flowers
Over 15,000 Flower & Garden Pictures of many types of Flowers.
www.flowers.vg
Flowers
China Flowers Supplier. High Quality. Competitive Price.
Made-in-China.com
Buy Fresh Flowers Now
Choose from Hundreds of Types Delivery in Less Than 2 Days.
www.flowers.com
Flowers
Compare and Save On Flowers. Browse Through Hundreds Of Listings.
Flowers.ClassifiedAds.com
Maxim Flower & Gifts
Fresh Flower Arrangement, HK Wrap, Valentine's Day Special.
www.maximflower.com
8 Narrow Ads on Right Rail
10 Google Web Search Results
Web Search
BrandCo
flowers
Search

- 8 -	Google Confidential (02152011)

Appendix D-2

Results Page UI – up to 3 Wide Ads Above the Fold, Up to 3 Wide Ads Below the Fold.

- 9 -	Google Confidential (02152011)

Appendix E

Bundling of Applications

When bundling, the end user must be made aware of all the applications included prior to installation.

- 10 -	Google Confidential (02152011)

Appendix E (continued)

Bundling of Applications

When bundling, the end user must be made aware of advertising revenue relationships to other applications, if the continued use of the primary application is conditioned on the other applications being installed and active on the end user’s computer.

- 11 -	Google Confidential (02152011)

Appendix F

Deactivation

The Application must permit end users to uninstall it in the customary place the applicable operating system has designated for adding or removing programs (e.g., Add/Remove Programs control panel in Windows) in a straightforward manner and must contain (in an easily found location) clear and concise instructions on how it may be uninstalled.

- 12 -	Google Confidential (02152011)

SCHEDULE E

BLOCKED URLs

[***]

- 3 -	Google Confidential (02152011) AVG – ORDER FORM - EXECUTION